State of Delaware
Secretary of State
Division of Corporations
Delivered 09:47 AM 10/19/2020
FILED 09:47 AM 10/19/2020
SR 20207889795 - File Number 2197475

CERTIFICATE OF MERGER
OF
BRAVO MULTINATIONAL INCORPORATED
INTO
BRAVO MULTINATIONAL INCORPORATED

Pursuant to Section 252 of the Delaware General Corporation Law, Bravo Multinational Incorporated, a Delaware corporation formed under the laws of the state of Delaware ("Bravo Delaware") and Bravo Multinational Incorporated, a Wyoming corporation ("Bravo Wyoming") do hereby certify that:

I.

Bravo Delaware is merging into Bravo Wyoming (the "Surviving Corporation"), pursuant to an Agreement and Plan of Merger that has been adopted by each constituent corporation in accordance with Section 252 of the Delaware General Corporation Law. Bravo Multinational Incorporated is the name of the Surviving Corporation, a Wyoming corporation.

II.

The executed Agreement and Plan of Merger is on file at the registered office of the Surviving Corporation at 2020 General Booth Blvd., Unit 230, Virginia Beach, VA 23454.

III.

A copy of the Agreement and Plan of Merger will be provided by the Surviving Corporation on request without cost to any shareholder or member of the Constituent Corporations.

IV.

The Agreement and Plan of Merger has been approved, adopted, certified executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 252 of the Delaware General Corporation Law.

V.

The certificate of incorporation of the Bravo Wyoming shall remain the certificate of incorporation of the Surviving Corporation without change.

VI.

Pursuant to the provisions of Section 252 of the Delaware General Corporation Law the Surviving Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any Constituent Corporation as well as for enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the rights of any stockholder as determined in an approved proceeding pursuant to §262 of this title and hereby irrevocably appoints the Secretary of State of Delaware as the Surviving Corporation's agent to accept service of process of such suit or proceeding. Any such process may be mailed to the Surviving Corporation at 2020 General Booth Blvd., Suite 230, Virginia Beach, VA 23454.

IN WITNESS WHEREOF, said constituent entities have caused this certificate to be signed by their authorized officers on the 2nd day of October, 2020.

BRAVO MULTINATIONAL INCORPORATED (Delaware)

[redacted]

By: [redacted]

Authorized Officer – Merle Ferguson- Director/ CEO

[CORPORATE SEAL]

ATTEST: [redacted]

By: [redacted]

Secretary- Richard Kaiser

(Wyoming)

[CORPORATE SEAL]

ATTEST: [redacted]

By: [redacted]

Secretary- Richard Kaiser

BRAVO MULTINATIONAL INCORPORATED

[redacted]

By: [redacted]

Authorized Officer – Merle Ferguson- Director/ CEO